Exhibit 4.11

DATED 7 MARCH 2016

ROADSTONE LIMITED

AC EMPLOYEE BENEFIT TRUSTEES LIMITED

DEED OF AMENDMENT

ROADSTONE WOOD LIMITED

SHARE PARTICIPATION SCHEME

THIS DEED OF AMENDMENT (the “Deed”) is made on the 7th day of March 2016

BETWEEN:

(1)

ROADSTONE LIMITED (formerly Roadstone Wood Limited), a private company limited by shares incorporated in Ireland under registered number 11035 and whose registered office is situated at Fortunestown, Tallaght, Dublin 24; (the “Company”)

AND

(2)

AC EMPLOYEE BENEFIT TRUSTEES LIMITED, a private company limited by shares incorporated in Ireland under registered number 351707 and whose registered office is situated at Arthur Cox Building, Earlsfort Terrace, Dublin 2 (the “Trustee”).

WHEREAS

A

This Deed is supplemental to a trust deed (with rules scheduled thereto) (the “Trust Deed” and the “Rules” respectively) dated 6 September 1990 and made between the Company (then known as Roadstone Dublin Limited) and the Trustee (then known as G.S.O’B. Trustees Limited) whereby the Company established a share scheme known as the “Roadstone Dublin Limited Share Participation Scheme” (the “Scheme”) pursuant to the provisions of Chapter IX of Part I and the Third Schedule to the Finance Act 1982 (as amended) (and as now reflected in Chapter 1 of Part 17 of and Schedule 11 to the Taxes Consolidation Act 1997 (as amended)), as amended by a deed of amendment (the “Deed of Amendment”) dated 17 November 2009 made between the Company (then known as Roadstone Wood Limited) and the Trustee.

B

By special resolution dated 16 April 2014, the Company changed its name to Roadstone Limited and, accordingly, the Company and the Trustee wish to amend the Trust Deed to reflect the change in name of the Company,

C

Clause 17 of the Trust Deed allows the Company and the Trustee to at any time and from time to time by deed modify, alter, amend or extend the provisions of the Deed provided that no such variation and amendment shall take effect unless it is approved in writing by the Revenue Commissioners. Rule 15 of the Rules provides that the Company may, subject to the provisos set out therein, at any time and from time to time by resolution if its Board amend, add to or revoke any of the provisions of the Trust Deed and Rules.

D	The prior written approval of the Revenue Commissioners to the terms of this Deed has been received.

E	The board of directors of the Company and the board of directors of the Trustee have each resolved to approve the terms of, and entry by the Company and the Trustee respectively into, this Deed.

NOW THIS DEED WITNESSETH AS FOLLOWS:

1.	Pursuant to Clause 17 of the Trust Deed and Rule 15 of the Rules, with effect from 16 April 2014:

1.1	the name of the Scheme shall be “Roadstone Limited Share Participation Scheme”;

1.2	the Trust Deed is hereby amended by:

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(a)	the deletion of the definition of “the Scheme” in Clause (1)(a)(ii) (as amended by Clause 2 of the Deed of Amendment) and its replacement with:

““the Scheme” means the “Roadstone Limited Share Participation Scheme” established by this Trust Deed and the Rules as from time to time in force;”; and

(b)	the deletion of sub-Clause (b) of Clause (1) and its replacement with:

“(b)	The Roadstone Limited Share Participation Scheme is hereby established.”; and

1.3	the Rules are hereby amended by the deletion of the definitions of “the Company” and “the Scheme” in Rule 1 (as amended by Clause 2 of the Deed of Amendment) and their replacement, respectively, with:

““the Company”	Roadstone Limited”; and

“the Scheme”	Roadstone Limited Share Participation Scheme”.

2.	Subject as provided in this Deed, the Trust Deed and the Rules shall continue in full force and effect in accordance with their terms (as amended).

3.

This Deed may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Deed, but all the counterparts shall together constitute but one and the same instrument.

4.	This Deed shall be governed and construed in accordance with the laws of Ireland.

IN WITNESS WHEREOF the parties hereto have executed these presents, the day and year first above written

PRESENT when the Common Seal

of ROADSTONE LIMITED

was affixed hereto:

PRESENT when the Common Seal

of AC EMPLOYEE BENEFIT TRUSTEES

LIMITED

was affixed hereto:

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